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                                  EXHIBIT 21.1


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                      VIRGINIA GAS COMPANY AND SUBSIDIARIES

                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT



SUBSIDIARIES:

                                               STATE OF
NAME                                          INCORPORATION
----                                          -------------
Virginia Gas Exploration Company                Virginia
Virginia Gas Pipeline Company                   Virginia
Virginia Gas Propane Company                    Virginia
Virginia Gas Marketing Company                  Virginia


AFFILIATES:

                                               STATE OF
NAME                                          INCORPORATION
----                                          -------------
Virginia Gas Storage Company                    Virginia
Virginia Gas Distribution Company               Virginia



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